As filed with the Securities and Exchange Commission on September 6, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

HEALTHSOUTH CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	63-0860407
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 967-7116

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

John P. Whittington

Executive Vice President, General Counsel and Corporate Secretary

HealthSouth Corporation

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 967-7116

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark F. McElreath, Esq.

Alston & Bird LLP

90 Park Avenue

New York, New York 10016

(212) 210-9595

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.01 per share	(1	)(2)	(3)
Preferred Stock, par value $0.10 per share	(1	)(2)	(3)
Warrants to purchase Common Stock or Preferred Stock	(1	)(2)	(3)
Debt Securities	(1	)(2)	(3)
Guarantees related to the Debt Securities (4)	(1	)(2)	(3)

(1)	Not applicable pursuant to Form S-3 General Instruction II(E).
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon exercise, settlement, conversion or exchange of other securities or that are issued in units with other securities registered hereunder.
(3)	In accordance with Rule 456(b) and Rule 457(r) under the Securities Act the Registrant is deferring payment of the entire registration fee.
(4)	Pursuant to Rule 457(n) of the Securities Act, no separate fee is payable with respect to the guarantees.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices *	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Advantage Health, LLC	Delaware	8060	04-2772046
Beaumont Rehab Associates, Inc.	Delaware	8060	25-1656648
CMS Jonesboro Rehabilitation, Inc.	Delaware	8060	62-1347455
CMS Topeka Rehabilitation, Inc.	Delaware	8060	74-2498820
Collin County Rehab Associates Limited Partnership	Delaware	8060	25-1661222
Continental Medical of Arizona, Inc.	Delaware	8060	25-1622263
Continental Medical Systems, Inc.	Delaware	8060	51-0287965
Continental Rehabilitation Hospital of Arizona, Inc.	Delaware	8060	25-1622264
HEALTHSOUTH Arizona Real Estate, LLC	Delaware	8060	45-2816261
HEALTHSOUTH Aviation, LLC	Delaware	7380	26-2558709
HEALTHSOUTH Bakersfield Rehabilitation Hospital, LLC	Delaware	8060	63-1184845
HEALTHSOUTH Colorado Real Estate, LLC	Delaware	8060	45-2973710
HEALTHSOUTH Deaconess Holdings, LLC	Delaware	8060	45-4093563
HEALTHSOUTH Harmarville Rehabilitation Hospital, LLC	Delaware	8060	52-1960506
HEALTHSOUTH Indiana Real Estate, LLC	Delaware	8060	45-2973663
HEALTHSOUTH Joint Ventures Holdings, LLC	Delaware	8060	45-3462275
HEALTHSOUTH Kansas Real Estate, LLC	Delaware	8060	45-5092337
HEALTHSOUTH Kentucky Real Estate, LLC	Delaware	8060	27-5440425
HEALTHSOUTH LTAC of Sarasota, Inc.	Delaware	8060	63-1283287
HEALTHSOUTH Littleton Rehabilitation, LLC	Delaware	8060	45-4929357
HEALTHSOUTH Martin County Holdings, LLC	Delaware	8060	45-4094041
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC	Delaware	8060	26-2942698
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital, LLC	Delaware	8060	63-1184835
HEALTHSOUTH Ohio Real Estate, LLC	Delaware	8060	45-4508186
HEALTHSOUTH Owned Hospitals Holdings, LLC	Delaware	8060	27-2457679
HEALTHSOUTH Properties, LLC	Delaware	8060	63-1133453
HEALTHSOUTH Real Estate, LLC	Delaware	8060	27-2811002
HEALTHSOUTH Real Property Holding, LLC	Delaware	8060	63-1044004
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.	Delaware	8060	63-1102594
HEALTHSOUTH Rehabilitation Center, Inc.	South Carolina	8060	57-0775688
HEALTHSOUTH Rehabilitation Hospital at Drake, LLC	Delaware	8060	45-1441844
HEALTHSOUTH Rehabilitation Hospital of Arlington, LLC	Delaware	8060	63-1184844
HEALTHSOUTH Rehabilitation Hospital of Cypress, LLC	Delaware	8060	27-3444511
HEALTHSOUTH Rehabilitation Hospital of Desert Canyon, LLC	Delaware	8060	27-2457834
HEALTHSOUTH Rehabilitation Hospital of Fredericksburg, LLC	Delaware	8060	20-0949793
HEALTHSOUTH Rehabilitation Hospital of Gadsden, LLC	Delaware	8060	27-4000610
HEALTHSOUTH Rehabilitation Hospital of Largo, LLC	Delaware	8060	63-1134645
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.	Delaware	8060	20-1151662
HEALTHSOUTH Rehabilitation Hospital of Marion County, LLC	Delaware	8060	27-3308405
HEALTHSOUTH Rehabilitation Hospital of Mechanicsburg, LLC	Delaware	8060	63-1105923
HEALTHSOUTH Rehabilitation Hospital of Miami, LLC	Delaware	8060	27-5253818
HEALTHSOUTH Rehabilitation Hospital of New Mexico, Inc.	Delaware	8060	63-1011171
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, LLC	Delaware	8060	26-1159764

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices *	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.	Delaware	8060	33-1039783
HEALTHSOUTH Rehabilitation Hospital of Petersburg, LLC	Delaware	8060	20-0948362
HEALTHSOUTH Rehabilitation Hospital of Sarasota, LLC	Delaware	8060	63-1134650
HEALTHSOUTH Rehabilitation Hospital of Sewickley, LLC	Delaware	8060	63-1227351
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC	Delaware	8060	26-2414472
HEALTHSOUTH Rehabilitation Hospital of Sugar Land, LLC	Delaware	8060	27-2810882
HEALTHSOUTH Rehabilitation Hospital of Tallahassee, LLC	Delaware	8060	63-1134713
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC	Alabama	8060	63-1184847
HEALTHSOUTH Scottsdale Rehabilitation Hospital, LLC	Delaware	8060	63-1184846
HEALTHSOUTH Sea Pines Holdings, LLC	Delaware	8060	45-4093483
HEALTHSOUTH Specialty Hospital of North Louisiana, LLC	Louisiana	8060	72-1091113
HEALTHSOUTH Specialty Hospital, Inc.	Texas	8060	63-1114772
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, LLC	Delaware	8060	63-1105903
HEALTHSOUTH Sunrise Rehabilitation Hospital, LLC	Delaware	8060	63-1134714
HEALTHSOUTH Texas Real Estate, LLC	Delaware	8060	27-3167838
HEALTHSOUTH Tucson Holdings, LLC	Delaware	8060	45-4055073
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital, LLC	Delaware	8060	63-1184848
HEALTHSOUTH West Virginia Real Estate, LLC	Delaware	8060	27-4647272
HEALTHSOUTH of Austin, Inc.	Delaware	8060	63-1105908
HEALTHSOUTH of Dothan, Inc.	Alabama	8060	63-1097851
HEALTHSOUTH of East Tennessee, LLC	Delaware	8060	63-1028003
HEALTHSOUTH of Erie, LLC	Delaware	8060	63-1105904
HEALTHSOUTH of Fort Smith, LLC	Delaware	8060	63-1105919
HEALTHSOUTH of Henderson, Inc.	Delaware	8060	63-1262946
HEALTHSOUTH of Houston, Inc.	Delaware	8060	63-1105909
HEALTHSOUTH of Midland, Inc.	Delaware	8060	63-1105911
HEALTHSOUTH of Montgomery, Inc.	Alabama	8060	63-1106107
HEALTHSOUTH of Nittany Valley, Inc.	Delaware	8060	63-1105924
HEALTHSOUTH of Pittsburgh, LLC	Delaware	8060	63-1105926
HEALTHSOUTH of Reading, LLC	Delaware	8060	72-1397929
HEALTHSOUTH of San Antonio, Inc.	Delaware	8060	63-1105930
HEALTHSOUTH of South Carolina, Inc.	Delaware	8060	63-0974715
HEALTHSOUTH of Spring Hill, Inc.	Delaware	8060	63-1244181
HEALTHSOUTH of Texarkana, Inc.	Delaware	8060	63-1105916
HEALTHSOUTH of Texas, Inc.	Texas	8060	63-0923506
HEALTHSOUTH of Toms River, LLC	Delaware	8060	63-1105897
HEALTHSOUTH of Treasure Coast, Inc.	Delaware	8060	63-1105921
HEALTHSOUTH of Utah, Inc.	Delaware	8060	63-1105917
HEALTHSOUTH of York, LLC	Delaware	8060	63-1105925
HEALTHSOUTH of Yuma, Inc.	Delaware	8060	95-4895912
Lakeshore System Services of Florida, Inc.	Florida	8060	63-1119356
Lakeview Rehabilitation Group Partners	Kentucky	8060	25-1573943
New England Rehabilitation Management Co., LLC	New Hampshire	8060	02-0393832
Rebound, LLC	Delaware	8060	62-1178229
Rehab Concepts Corp.	Delaware	8060	25-1650793

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant’s Principal Executive Offices *	State or other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Rehabilitation Hospital Corporation of America, LLC	Delaware	8060	23-2655290
Rehabilitation Hospital of Colorado Springs, Inc.	Delaware	8060	25-1612420
Rehabilitation Hospital of Nevada—Las Vegas, Inc.	Delaware	8060	25-1694347
Rehabilitation Hospital of Nevada—Las Vegas, L.P.	Delaware	8060	25-1693810
Rehabilitation Hospital of Plano, Inc.	Texas	8060	25-1612423
Rehabilitation Institute of Western Massachusetts, LLC	Massachusetts	8060	04-2987822
Sarasota LTAC Properties, LLC	Florida	8060	20-0978999
Sherwood Rehabilitation Hospital, Inc.	Delaware	8060	25-1604215
Southern Arizona Regional Rehabilitation Hospital, L.P.	Delaware	8060	25-1654947
Tarrant County Rehabilitation Hospital, Inc.	Texas	8060	25-1587575
Trident Neurosciences Center, LLC	South Carolina	8060	57-0904886
Tyler Rehabilitation Hospital, Inc.	Texas	8060	25-1667731
Western Medical Rehab Associates, L.P.	Delaware	8060	33-0695017
Western Neuro Care, Inc.	Delaware	8060	94-3030235

*	All Registrants have the following principal executive offices:
c/o HealthSouth Corporation
3660 Grandview Parkway, Suite 200
Birmingham, Alabama 35243
(205) 967-7116

Prospectus

HEALTHSOUTH CORPORATION

Common Stock

Preferred Stock

Warrants

Debt Securities

The following are types of securities that we may offer, issue and sell from time to time, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be convertible or exchangeable;

•	warrants to purchase common stock or preferred stock; and

•	debt securities

We may offer these securities in amounts, at prices and on terms determined at the time of offering. We may sell these securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information,” before you make your investment decision. Our common stock is listed on the New York Stock Exchange under the symbol “HLS.”

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated herein by reference and described under the heading “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 6, 2012

i

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “HealthSouth,” “we,” “us,” “our,” and the “Company” refer to HealthSouth Corporation and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more transactions. This prospectus provides a general description of the securities that may be sold by us. Each time we sell securities described in this prospectus, we are required to provide you with this prospectus and a prospectus supplement containing specific information about us and the terms of the securities being sold. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus and any accompanying prospectus supplement is accurate as of the date of the prospectus and any accompanying prospectus supplement. Our business, financial position, results of operations and prospects may have changed since that date.

FORWARD-LOOKING STATEMENTS

This prospectus contains historical information, as well as forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance, or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “targets,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include each of the factors incorporated herein by reference and referred to under the heading “Risk Factors,” on page 3 of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which are incorporated herein by reference, the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement and any risk factors set forth in our other filings with the SEC, pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), before making an investment decision. See “Where You Can Find More Information.”

THE COMPANY

HealthSouth is the nation’s largest owner and operator of inpatient rehabilitation hospitals in terms of revenues, number of hospitals, and patients treated and discharged. As of June 30, 2012, we operated 99 inpatient rehabilitation hospitals (including three hospitals that operate as joint ventures which we account for using the equity method of accounting), 26 outpatient rehabilitation satellite clinics (operated by our hospitals, including one joint venture satellite), and 25 licensed, hospital-based home health agencies. As of June 30, 2012, our inpatient rehabilitation hospitals had 6,538 licensed beds (excluding the three hospitals that have 234 licensed beds and operate as joint ventures which we account for using the equity method of accounting). While our national network of inpatient hospitals stretches across 27 states and Puerto Rico, our inpatient hospitals are concentrated in the eastern half of the United States and Texas. Shares of our common stock began trading on the New York Stock Exchange on October 26, 2006 under the ticker symbol “HLS.”

You should read this prospectus and any prospectus supplement together with the additional information contained under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

HealthSouth was incorporated under the laws of the State of Delaware. Our principal executive offices are located at 3660 Grandview Parkway, Suite 200, Birmingham, Alabama 35243, and our telephone number is (205) 967-7116. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to the offered securities.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently anticipate using the net proceeds from the sale of the securities offered hereby for general corporate purposes, including:

•	redemption and repayment of short-term or long-term borrowings;

•	redemption or repurchases of common or preferred stock;

•	acquisitions of or investments in businesses or assets;

•	capital expenditures; and

•	working capital and other general corporate purposes.

Pending the application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES AND EARNINGS TO

COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

In computing the ratio of earnings to fixed charges: (1) earnings have been based on income from continuing operations before income taxes, fixed charges (exclusive of interest capitalized), and distributed income of equity investees and (2) fixed charges consist of interest and amortization of debt discounts and fees (including amounts capitalized), the estimated interest portion of rents, and dividends on our convertible perpetual preferred stock.

The following table sets forth the consolidated ratios of earnings to fixed charges for HealthSouth and its subsidiaries for the periods indicated:

Six months ended June 30, 2012	Year ended December 31,
	2011	2010	2009	2008	2007
3.92	2.71	2.27	1.75	1.99	*

*	For the year ended December 31, 2007, the Company had an earnings to fixed charges coverage deficiency of $108.5 million.

The following table sets forth the consolidated ratios of earnings to combined fixed charges and preferred stock dividends for HealthSouth and its subsidiaries for the periods indicated:

Six months ended June 30, 2012	Year ended December 31,
	2011	2010	2009	2008	2007
2.98	2.16	1.83	1.41	1.66	**

**	For the year ended December 31, 2007, the Company had an earnings to combined fixed charges and preferred stock dividends coverage deficiency of $144.2 million.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 200,000,000 shares of common stock, $0.01 par value per share, and 1,500,000 shares of preferred stock, par value $0.10 per share. As of June 30, 2012, 95,661,853 shares of common stock and 353,355 shares of our 6.50% Series A Convertible Perpetual Preferred Stock were outstanding. In addition to the summary of our capital stock that follows, we encourage you to review our restated certificate of incorporation, our amended and restated bylaws and the certificate of designations, which we have filed with the SEC. A copy of our restated certificate of incorporation, was filed with the SEC as Exhibit 3.1 to our Annual Report on Form 10-K on June 27, 2005, and a copy of our certificate of amendment to the restated certificate of incorporation was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed October 31, 2006. A copy of our amended and restated bylaws was filed with the SEC as Exhibit 3.3 to our Quarterly Report on Form 10-Q filed on November 4, 2009. A copy of our certificate of designations for the 6.50% Series A Convertible Perpetual Preferred Stock was filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed March 9, 2006.

Description of Common Stock

The common stock, par value $.01 per share, of the Company has the following rights, preferences and privileges:

Voting rights. Each outstanding share of common stock entitles its holder to one vote on all matters submitted to a vote of the Company’s stockholders, including the election of directors. The common stock generally votes together with the Company’s 6.5% Series A Convertible Perpetual Preferred Stock as a single class. There are no cumulative voting rights. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares present or represented by proxy.

Dividends. Holders of common stock are entitled to receive dividends when, as and if declared by the Company’s board of directors out of assets legally available for the payment of dividends.

Liquidation. In the event of a liquidation, dissolution or winding up of the Company’s affairs, whether voluntary or involuntary, after payment of our liabilities and obligations to creditors, the Company’s remaining assets will be distributed ratably among the holders of the common stock on a per share basis. If there is any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either case, the Company will need to pay the applicable distribution to the holders of preferred stock before distributions are paid to the holders of the common stock.

Rights and preferences. The common stock has no preemptive, redemption, conversion or subscription rights. The rights, powers, preferences and privileges of holders of the common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.

Description of Preferred Stock

Our board of directors has the authority, without further shareholder approval, to issue shares of preferred stock from time to time in one or more series, with such voting powers or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof adopted by our board of directors, as shall be expressed in the resolutions providing therefor. A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred stock;

•	the price or prices at which the preferred stock may be purchased;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s), and/or payments date(s) or method(s) of calculation thereof applicable to the preferred stock;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which the dividends on the preferred stock shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the voting rights of the preferred stock;

•	the provisions for redemption, if applicable, of the preferred stock;

•

the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock or exchangeable for other securities, including the conversion price, or the manner of calculating the conversion price, and conversion period or the exchange ratio, or manner of calculating the exchange ratio, and exchange period;

•	if appropriate, a discussion of the United States federal income tax considerations applicable to the preferred stock;

•	the ranking of the preferred stock relative to the common stock and any outstanding series of preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Unless otherwise stated in a prospectus supplement relating to the series of preferred stock being offered, holders of our preferred stock will have no preemptive rights.

The issuance of preferred stock could adversely affect the voting power of holders of common stock, as well as dividend and liquidation payments on both common and preferred stock. It also could have the effect of delaying, deferring or preventing a change in control.

The terms, if any, on which the preferred stock may be convertible into common stock or exchangeable for other securities will be detailed in the prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of preferred stock would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase common stock, preferred stock, or other securities of the Company, or any combinations of the foregoing. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a warrant agent as detailed in the prospectus supplement relating to warrants being offered.

The applicable prospectus supplement will describe the following terms, where applicable, of the warrants in respect of which this prospectus is being delivered:

•	the title of the warrants;

•	the aggregate numbers of the warrants;

•	the price or prices at which the warrants will be issued;

•	the currencies in which the price or prices of the warrants may be payable;

•	the designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	the designations and terms of the other offered securities, if any, with which the warrants are issued and the number of the warrants issued with each security;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	the price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	the date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of the United States federal income tax considerations applicable to the warrants; and

•	any other specific terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under either our existing indenture or another indenture to be entered into between us and the trustee. Our existing indenture is attached as an exhibit to the registration statement of which this prospectus forms a part.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	title and aggregate principal amount;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities or property of the Company or any other person;

•	percentage or percentages of principal amount at which the debt securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

•	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

•	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

•	where the debt securities may be presented for registration of transfer, exchange or conversion;

•	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•

if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the debt securities;

•	extent to which a secondary market for the debt securities is expected to develop;

•	provisions relating to defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	any restrictions or conditions on the transferability of the debt securities;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	any addition or change in the provisions related to compensation and reimbursement of the trustee;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events

•	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

•

any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Guarantees

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. Guarantees may be secured or unsecured, senior, subordinated or junior subordinated. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell the securities under this prospectus from time to time. We may sell the securities in one or more of the following ways from time to time:

•	to or through one or more underwriters or dealers;

•	in short or long transactions;

•	directly to investors;

•	through agents; or

•	through a combination of any of these methods of sale.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	in privately negotiated transactions;

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

We, and our underwriters, dealers or agents, reserve the right to accept or reject all or part of any proposed purchase of the securities. We will set forth in a prospectus supplement the terms and offering of securities, including:

•	the names of any underwriters, dealers or agents;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	details regarding over-allotment options under which underwriters may purchase additional securities from us, if any;

•	the purchase price of the securities being offered and the proceeds we will receive from the sale;

•	the public offering price; and

•	the securities exchanges on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time. If the applicable prospectus supplement indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of securities. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or third party may transfer its economic short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Underwriters, Agents and Dealers. If underwriters are used in the sale of our securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with which we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase our securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents may contract for or otherwise be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of our securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of our securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of our securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect these transactions may have on the price of our securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of our securities may engage in transactions with and perform other services for us for which they receive compensation.

Stabilization Activities. In connection with an offering through underwriters, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities from us in the offering, if any. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain.

Direct Sales. We may also sell securities directly to one or more purchasers without using underwriters or agents. In this case, no agents, underwriters or dealers would be involved. We may sell securities upon the exercise of rights that we may issue to our securityholders. We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities.

Trading Market and Listing of Securities. Any common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange. The securities other than common stock may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Any debt securities sold pursuant to a prospectus supplement will be new issues of securities with no established trading market and, unless otherwise specified in the applicable prospectus supplement, we will not list any series of the debt securities on any exchange. It has not presently been established whether the underwriters, if any, of the debt securities will make a market in the debt securities. If the underwriters make a market in the debt securities, such market making may be discontinued at any time without notice. No assurance can be given as to the liquidity of the trading market for the debt securities.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

We have filed with the SEC a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information contained in the registration statement, parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

You may copy and inspect the Registration Statement, including the exhibits thereto, and the periodic reports and information referred to above at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from commercial document retrieval services and at the Internet worldwide website maintained by the SEC at “http://www.sec.gov.”

In addition, you may obtain these materials on our website. Our Internet website address is www.healthsouth.com. Information on our website does not constitute part of this prospectus and should not be relied upon in connection with making any investment decision with respect to our securities.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus “incorporates by reference” information that we have filed with the SEC under the Exchange Act, which means that we are disclosing important information to you by referring you to those documents. Any statement contained in this prospectus or in any document incorporated or deemed to be incorporated by reference into this prospectus will be deemed modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or any subsequently filed document which also is, or is deemed to be, incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Accordingly, we incorporate by reference the specific documents listed below and any future filings made with the SEC after the date hereof under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act which will be deemed to be incorporated by reference into this prospectus and to be part of this prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any such reports or portions thereof which are furnished and not filed shall not be deemed incorporated by reference herein:

•

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012 (the financial statements therein have been superseded by the financial statements included in the Current Report on Form 8-K filed on September 6, 2012);

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, filed with the SEC on May 1, 2012;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2012, filed with the SEC on July 27, 2012;

•	Our Current Reports on Form 8-K filed with the SEC on February 28, 2012, May 8, 2012, August 13, 2012, and September 6, 2012;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2012; and

•	Our Registration Statement on Form 8-A, filed with the SEC on October 1, 2009, describing our common stock, and any amendment or report filed with the SEC for the purpose of updating the description.

We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

HealthSouth Corporation

General Counsel

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(205) 967-7116

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, Alston & Bird LLP, New York, New York, will provide opinions regarding the authorization and validity of the securities. Alston & Bird LLP may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to HealthSouth Corporation’s Current Report on Form 8-K dated September 6, 2012 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K of HealthSouth Corporation for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

Amount to be paid*
SEC Registration Fee	$	*
Accounting Fees and Expenses	$	**
Legal Fees and Expenses	$	**
Printing Expenses	$	**
Trustee’s Fees and Expenses	$	**
Rating Agency Fees	$	**

Total	$	**

*	Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable. The Company will file an updated table at time of completion of any offering under this registration statement.
**	Deferred in accordance with Rule 456(b) and Rule 457(r) of the Securities Act.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation, as amended and the amended and restated bylaws of HealthSouth Corporation, a Delaware corporation (the “Company”). Article VI of the Company’s amended and restated bylaws provides that, to the fullest extent permitted by applicable law, the Company will indemnify any person (and the heirs, executors and administrators of such person) who, by reason of the fact that he is or was a director, officer, employee or agent of the Company was or is a party or is threatened to be a party to (a) any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such action, suit or proceeding, or, (b) any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit. Moreover, any indemnification by the Company pursuant thereto will not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses that such officer or director actually and reasonably incurred.

The indemnification permitted under the DGCL is not exclusive, and pursuant to Section 145 of the DGCL, a corporation is empowered to purchase and maintain insurance against liabilities whether or not indemnification would be permitted by statute. Article VI of the Company’s amended and restated bylaws provides that it has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under applicable law. The Company presently has in place policies insuring its directors and officers under certain circumstances which may include liability or related losses under applicable law.

Section 102(b)(7) of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of directors to a corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Pursuant to Section 102(b)(7) of the DGCL, Article NINTH of the Company’s restated certificate of incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except (a) for any breach of the director’s duty of loyalty to the Company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (d) for any transaction from which the director derived an improper personal benefit.

Under separate indemnification agreements with the Company, each director and certain officers of the Company are indemnified against all liabilities relating to his or her position as a director or officer of the Company, to the fullest extent permitted under applicable laws.

Item 16. List of Exhibits.

The Exhibits to this registration statement are listed in the Exhibit Index.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)	That, for the purpose of determining any liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama on September 6, 2012.

HEALTHSOUTH CORPORATION

By:	/s/ JOHN P. WHITTINGTON
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JAY GRINNEY Jay Grinney	President, Chief Executive Officer and Director (Principal Executive Officer)	September 6, 2012

/s/ DOUG E. COLTHARP Doug E. Coltharp	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	September 6, 2012

/S/ ANDREW L. PRICE Andrew L. Price	Senior Vice President, Accounting and Chief Accounting Officer (Principal Accounting Officer)	September 6, 2012

/S/ JON F. HANSON Jon F. Hanson	Chairman of the Board of Directors	September 6, 2012

/s/ JOHN W. CHIDSEY John W. Chidsey	Director	September 6, 2012

/s/ DONALD L. CORRELL Donald L. Correll	Director	September 6, 2012

/s/ YVONNE M. CURL Yvonne M. Curl	Director	September 6, 2012

/s/ CHARLES M. ELSON Charles M. Elson	Director	September 6, 2012

/s/ LEO I. HIGDON, JR. Leo I. Higdon, Jr.	Director	September 6, 2012

/s/ JOHN E. MAUPIN, JR. John E. Maupin, Jr.	Director	September 6, 2012

/s/ L. EDWARD SHAW, JR. L. Edward Shaw, Jr.	Director	September 6, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 6, 2012.

Beaumont Rehab Associates, Inc.
CMS Jonesboro Rehabilitation, Inc.
CMS Topeka Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH of Austin, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Henderson, Inc.
HEALTHSOUTH of Houston, Inc.
HEALTHSOUTH of Midland, Inc.
HEALTHSOUTH of Montgomery, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of San Antonio, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Texarkana, Inc.
HEALTHSOUTH of Texas, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Utah, Inc.
HEALTHSOUTH of Yuma, Inc.
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HEALTHSOUTH Rehabilitation Center of New Hampshire, Inc.
HEALTHSOUTH Rehabilitation Hospital of New Mexico, Inc.
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.
HEALTHSOUTH Specialty Hospital, Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.
Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Nevada—Las Vegas, Inc.
Rehabilitation Hospital of Plano, Inc.
Sherwood Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By:	/s/ JOHN P. WHITTINGTON
Name:	John P. Whittington
Title:	Authorized Signatory

Power of attorney

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. TARR Mark J. Tarr	President and Director (Principal Executive Officer)	September 6, 2012

/s/ DOUG E. COLTHARP Doug E. Coltharp	Vice President and Director (Principal Financial Officer)	September 6, 2012

/s/ ANDREW L. PRICE Andrew L. Price	Vice President (Principal Accounting Officer)	September 6, 2012

/s/ JOHN P. WHITTINGTON John P. Whittington	Director	September 6, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 6, 2012.

Collin County Rehab Associates Limited Partnership
By:	Rehabilitation Hospital of Plano, Inc.
Its:	General Partner

Lakeview Rehabilitation Group Partners
By:	Continental Medical of Kentucky, Inc.
Its:	General Partner

Rehabilitation Hospital of Nevada—Las Vegas, L.P.
By:	Rehab Concepts Corp.
Its:	General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
By:	Continental Rehabilitation Hospital of Arizona, Inc.
Its:	General Partner

Western Medical Rehab Associates, L.P.
By:	Western Neuro Care, Inc.
Its:	General Partner

By:	/S/ JOHN P. WHITTINGTON
Name:	John P. Whittington
Title:	Authorized Signatory

Power of attorney

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. TARR Mark J. Tarr	President and Director (Principal Executive Officer)	September 6, 2012

/s/ DOUG E. COLTHARP Doug E. Coltharp	Vice President and Director (Principal Financial Officer)	September 6, 2012

/s/ ANDREW L. PRICE Andrew L. Price	Vice President (Principal Accounting Officer)	September 6, 2012

/s/ JOHN P. WHITTINGTON John P. Whittington	Director	September 6, 2012

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on September 6, 2012.

Advantage Health, LLC
HEALTHSOUTH Arizona Real Estate, LLC
HEALTHSOUTH Aviation, LLC
HEALTHSOUTH Bakersfield Rehabilitation Hospital, LLC
HEALTHSOUTH Colorado Real Estate, LLC
HEALTHSOUTH Deaconess Holdings, LLC
HEALTHSOUTH Harmarville Rehabilitation Hospital, LLC
HEALTHSOUTH Indiana Real Estate, LLC
HEALTHSOUTH Joint Ventures Holdings, LLC
HEALTHSOUTH Kansas Real Estate, LLC
HEALTHSOUTH Kentucky Real Estate, LLC
HEALTHSOUTH Littleton Rehabilitation, LLC
HEALTHSOUTH Martin County Holdings, LLC
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital, LLC
HEALTHSOUTH Ohio Real Estate, LLC
HEALTHSOUTH Owned Hospitals Holdings, LLC
HEALTHSOUTH Real Estate, LLC
HEALTHSOUTH Rehabilitation Hospital at Drake, LLC
HEALTHSOUTH Rehabilitation Hospital of Arlington, LLC
HEALTHSOUTH Rehabilitation Hospital of Cypress, LLC
HEALTHSOUTH Rehabilitation Hospital of Desert Canyon, LLC
HEALTHSOUTH Rehabilitation Hospital of Fredericksburg, LLC
HEALTHSOUTH Rehabilitation Hospital of Gadsden, LLC
HEALTHSOUTH Rehabilitation Hospital of Largo, LLC
HEALTHSOUTH Rehabilitation Hospital of Marion County, LLC
HEALTHSOUTH Rehabilitation Hospital of Mechanicsburg, LLC
HEALTHSOUTH Rehabilitation Hospital of Miami, LLC
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, LLC

HEALTHSOUTH Rehabilitation Hospital of Petersburg, LLC
HEALTHSOUTH Rehabilitation Hospital of Sarasota, LLC
HEALTHSOUTH Rehabilitation Hospital of Sewickley, LLC
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC
HEALTHSOUTH Rehabilitation Hospital of Sugar Land, LLC
HEALTHSOUTH Rehabilitation Hospital of Tallahassee, LLC
HEALTHSOUTH Scottsdale Rehabilitation Hospital, LLC
HEALTHSOUTH Sea Pines Holdings, LLC
HEALTHSOUTH Specialty Hospital of North Louisiana, LLC
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, LLC
HEALTHSOUTH Sunrise Rehabilitation Hospital, LLC
HEALTHSOUTH Texas Real Estate, LLC
HEALTHSOUTH Tucson Holdings, LLC
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital, LLC
HEALTHSOUTH West Virginia Real Estate, LLC
Rehabilitation Hospital Corporation of America, LLC
HEALTHSOUTH of East Tennessee, LLC
HEALTHSOUTH of Erie, LLC
HEALTHSOUTH of Fort Smith, LLC
HEALTHSOUTH of Pittsburgh, LLC
HEALTHSOUTH of Reading, LLC
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC
HEALTHSOUTH of Toms River, LLC
HEALTHSOUTH of York, LLC
HEALTHSOUTH Properties, LLC
HEALTHSOUTH Real Property Holding, LLC
New England Rehabilitation Management Co., LLC
Rebound, LLC
REHABILITATION Institute of Western Massachusetts, LLC
Sarasota LTAC Properties, LLC
Trident Neurosciences Center, LLC

By:	/S/ JOHN P. WHITTINGTON
Name:	John P. Whittington
Title:	Authorized Signatory

Power of attorney

Each person whose signature appears below hereby constitutes and appoints John P. Whittington his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MARK J. TARR Mark J. Tarr	President and Manager (Principal Executive Officer)	September 6, 2012

/s/ DOUG E. COLTHARP Doug E. Coltharp	Vice President and Manager (Principal Financial Officer)	September 6, 2012

/s/ ANDREW L. PRICE Andrew L. Price	Vice President (Principal Accounting Officer)	September 6, 2012

/s/ JOHN P. WHITTINGTON John P. Whittington	Manager	September 6, 2012

Exhibit index

Exhibit numbers		Description

1.1	*	Form of Underwriting Agreement.

3.1		Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on May 21, 1998 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Annual Report on Form 10-K filed with the SEC on June 27, 2005).

3.2		Certificate of Amendment to the Restated Certificate of Incorporation of HealthSouth Corporation, as filed in the Office of the Secretary of State of the State of Delaware on October 25, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed with the SEC on October 31, 2006).

3.3		Amended and Restated Bylaws of HealthSouth Corporation, effective as of October 30, 2009 (incorporated by reference to Exhibit 3.3 to HealthSouth’s Quarterly Report on Form 10-Q filed on November 4, 2009).

3.4		Certificate of Designations of 6.50% Series A Convertible Perpetual Preferred Stock, as filed with the Secretary of State of the State of Delaware on March 7, 2006 (incorporated by reference to Exhibit 3.1 to HealthSouth’s Current Report on Form 8-K filed on March 9, 2006).

4.1	*	Specimen preferred stock certificate.

4.2	*	Form of Certificate of Designation of preferred stock.

4.3	*	Form of warrant certificate.

4.4	*	Form of warrant agreement.

4.5		Indenture, dated as of December 1, 2009, between HealthSouth Corporation and The Bank of Nova Scotia Trust Company of New York, as trustee, relating to HealthSouth’s 8.125% Senior Notes due 2020, 7.250% Senior Notes due 2018, and 7.750% Senior Notes due 2022 (incorporated by reference to Exhibit 4.7.1 to HealthSouth’s Annual Report on Form 10-K filed on February 23, 2010).

4.6	*	Specimen Note.

5.1		Opinion of Alston & Bird LLP regarding the validity of the common stock, preferred stock, warrants and debt securities being registered.

12.1		Computation of ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends.

23.1		Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Alston & Bird LLP (included in the opinion of Alston & Bird LLP filed as Exhibit 5.1 hereto).

24.1		Power of Attorney for HealthSouth Corporation (included on signature page hereto).

24.2		Power of Attorney for Co-Registrants (included on signature pages hereto).

25.1		Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of Nova Scotia Trust Company of New York, as trustee under the indenture for debt securities (incorporated by reference to Exhibit 25.1 to HealthSouth’s Post-Effective Amendment No. 1 to Form S-3 Registration Statement filed on November 16, 2009).

*	To be filed either by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.